Exhibit 10.22

Stock Option No: 000XXX

DIRECTOR STOCK OPTION AGREEMENT

DIRECTOR STOCK OPTION AGREEMENT, dated as of _GRANT DATE (this “Agreement”), by and between AVIRAGEN THERAPEUTICS, INC., a Delaware corporation (the “Company”), and NAME (the “Optionee”).

R E C I T A L S:

WHEREAS, the Company has previously adopted the Aviragen Therapeutics, Inc. 2016 Equity Incentive Plan (as amended, restated and/or supplemented from time to time, the “Plan”) in order to attract, retain and motivate service providers of the Company and its Subsidiaries, and so that such individuals may participate in the long-term growth of the Company and its Subsidiaries; and

WHEREAS, the Company desires to grant to the Optionee an option to purchase a specified number of shares of the Company’s common stock, par value $0.10 per share (“Shares”) pursuant to the Plan and the terms and conditions contained in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Optionee, intending to be legally bound, agree as follows:

Section 1.     Grant of Option. The Company grants to the Optionee, pursuant to the Plan and the terms and conditions of this Agreement, an option to purchase that number of Shares and at the exercise price set forth on Schedule A (the “Option”). The Option is not, and is not intended to be, an Incentive Stock Option under Section 422 of the Code.

Section 2.     Term of Option. Unless earlier terminated pursuant to the Plan or the other provisions of this Agreement, the Option shall terminate at the close of business on the date specified on Schedule A as the Expiration Date (the “Expiration Date”).

(a)     Except as otherwise provided in Section 7.2 of the Plan, upon the Optionee’s termination of service with the Company for any reason whatsoever, the then unvested portion of the Option shall immediately terminate without any compensation, payment or other consideration due.

(b)     If the Optionee’s service is terminated for Cause, the unexercised portion of the Option (whether or not vested) will terminate immediately upon the Optionee’s termination of service, without any compensation, payment or other consideration due.

(c)     Except as otherwise provided in Section 3(b) of this Agreement, if the Optionee’s service with the Company terminates for any reason other than Cause, death or Disability, then the Option may be exercised to the extent vested on the date of the Optionee’s termination of service at any time prior to the earlier of the Expiration Date and six (6) months after the date of the Optionee’s termination of service, and any part of the Option which is not exercised within such period shall terminate without any compensation, payment or other consideration due. Except as otherwise provided in Section 3(b) of this Agreement, if the Optionee’s service with the Company terminates by reason of his or her death or Disability, then the portion of the Option which is then vested may be exercised at any time prior to the earlier of the Expiration Date and twelve (12) months after such termination of service, and any part of the Option which is not exercised within such period shall terminate without any compensation, payment or other consideration due.

(d)     For all purposes of this Agreement, the Optionee’s service with the Company shall terminate at the time when the service relationship between the Optionee and the Company is terminated for any reason, which time shall be conclusively determined by the Committee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to termination of service, including, but not by way of limitation, the question of whether a termination of service resulted from Cause.

Section 3.     Vesting. The Option shall vest as provided on Schedule A, conditioned on the Optionee’s continuous service with the Company from the Date of Grant specified on Schedule A through and including the applicable vesting date.

(a)     Notwithstanding the vesting schedule set forth on Schedule A, in the event of a Change in Control, and conditioned on the Optionee’s continuous service with the Company from the date of grant through the date of the consummation of such Change in Control, the Option shall vest as to that number of whole shares of Stock as is equal to one-hundred percent (100%) of the number of unvested shares then subject to the Option.

(b)     In the event that the Option has been assumed, continued, or replaced as contemplated by Section 7.1 of the Plan, and the Optionee’s service as a director of the Company is terminated in connection with, or following a Change in Control, the exercise period of the Option shall extend for the remainder of the original term of this Option without giving effect to any shorter term of this Option as a result of the termination of the Optionee's term as a director (other than pursuant to removal for Cause).

(c)     The Option shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control to the extent that the Option is neither assumed, continued or replaced as contemplated by Section 7.1 of the Plan nor exercised prior to the Change in Control.

Section 4.     Manner of Exercise.

(a)     To exercise the Option, the Optionee shall provide written notice of such exercise in the form provided in Annex 1 to the Secretary of the Company (or such other Person designated in writing by the Company for this purpose) at the Company’s then principal office. The notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by a payment to the Company in full of the aggregate exercise price (in accordance with the procedures set forth in Annex 1), plus the amount of the withholding taxes determined by the Company to be due upon the purchase of such number of Shares (unless the Committee shall have consented to the making of other arrangements with the Optionee with respect to the payment of such withholding taxes). Notwithstanding Section 6.1(c) of the Plan, if the Optionee desires to satisfy the exercise price due upon exercise of the Option by directing the Company to reduce the number of Shares deliverable upon such exercise, the Optionee shall only be entitled to satisfy the exercise price in such manner with the prior express written consent of the Committee.

(b)     Delivery of the notice of exercise shall constitute an irrevocable election to purchase the Shares specified in the notice, and the date on which the Company receives the notice accompanied by payment in full of the exercise price for the Shares covered by the notice and the applicable withholding taxes shall be the date as of which the Shares shall be deemed to have been issued.

(c)     To exercise the Option following the Optionee’s death, the Persons who acquire the right to exercise the Option must prove to the Committee’s satisfaction that they have duly acquired the Option and that they have paid (or have provided for payment of) any taxes, such as estate, transfer, inheritance or death taxes, payable with respect to the Option or the Shares to which it relates, in addition to satisfying the other terms and conditions set forth in this Agreement.

Section 5.     Transferability. The Option may only be transferred in accordance with Section 12 of the Plan.

Section 6.     Withholding Taxes. The Optionee acknowledges and agrees that the Optionee shall be responsible to make appropriate provision for all taxes in connection with the exercise of the Option and that the Company shall not have any such responsibility. For the avoidance of doubt, and consistent with the Optionee’s status as an independent contractor, unless otherwise required by applicable law, the Company shall not withhold any taxes with respect to the Option.

Section 7.     Lock-Up Period. The Optionee agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any firm commitment underwritten public offering of any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), the Optionee shall not sell or otherwise transfer any Shares or other securities of the Company (other than any securities of the Company being registered in such offering) or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, without the prior written consent of the Company and the Managing Underwriter, commencing on the initial date that securities are offered for sale under such offering and continuing for up to 180 days (the “Market Standoff Period”) thereafter or such greater period as provided by FINRA Rule 2241. The Optionee further agrees to execute promptly such agreements as may be reasonably requested by the Managing Underwriter in connection with such offering that are not inconsistent with this Section and that are deemed reasonably necessary by such Managing Underwriter to further evidence or to give further effect hereto. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

Section 8.     Rights in Shares Before Issuance and Delivery. The Optionee shall not have any rights as a stockholder of the Company with respect to the Shares underlying the Option unless and until such Shares have been issued to the Optionee as fully paid Shares. No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 8 of the Plan.

Section 9.     No Affect on Service. Nothing contained in this Agreement shall be construed to confer on the Optionee any right to continue as a service provider of the Company, or to derogate from any right of the Company to terminate the Optionee’s service at any time, for any reason.

Section 10.     Qualifications to Exercise. Notwithstanding anything in this Agreement to the contrary, in no event may the Option be exercisable if the Company shall, at any time and in its sole discretion, determine that (a) the listing, registration or qualification of any Shares otherwise deliverable upon such exercise is required upon any securities exchange or under any state, federal, or foreign law, or (b) the consent or approval of any regulatory body is necessary or desirable in connection with such exercise. In such event, such exercise shall be held in abeyance and shall not be effective unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company (regardless of any termination of the Option prior to such listing, registration, qualification or approval). The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. The Company shall not be required to issue fractional Shares upon the exercise of the Option.

Section 11.     Conditions to Transfer. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company. The certificate issued to evidence such Shares may bear appropriate legends summarizing these restrictions.

Section 12.     Entire Agreement. This Agreement and the Plan contain the entire agreement between the parties with respect to the Option and supersede all prior agreements and understandings among the parties related to such matters.

Section 13.     Administration. All questions of interpretation concerning this Agreement, the Plan, or any other form of agreement or other document employed by the Company in the administration of the Plan or the Option shall be determined by the Committee. All such determinations by the Committee shall be final, binding, and conclusive upon all Persons having an interest in the Option, unless fraudulent or made in bad faith. In addition, all other actions, decisions, and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Option or other agreement(s) shall be final, binding and conclusive upon all Persons having an interest in the Option.

Section 14.     Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and upon the Optionee and his or her permitted transferees, heirs, executors, administrators and legal representatives.

Section 15.     Further Instruments. The parties to this Agreement agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

Section 16.     Amendment; Termination; Waiver. This Agreement may be amended or terminated, and its terms or covenants waived, only by a written instrument executed on behalf of the Company (as authorized by the Committee) and the Optionee.

Section 17.     Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Optionee by the Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of the Company’s headquarters (with respect to the Company), the address of the Optionee in the records of the Company (with respect to the Optionee), or at such other address as such party may designate in writing from time to time to the other party.

Unless otherwise specified by the Optionee in writing, all documents relating to the Plan (including, without limitation, the Plan, this Agreement, the Plan prospectus and any reports of the Company provided generally to the Company’s stockholders) may be delivered to the Optionee electronically. Such means of electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or other means of electronic delivery specified by the Company. In addition, if permitted by the Company, the Optionee may deliver electronically Schedule A and the Form of Exercise Notice attached as Annex 1 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.

The Optionee acknowledges that the Optionee has read this Section 17 and consents to the electronic delivery of the Plan documents. The Optionee acknowledges that he or she may request from the Company a paper copy of any documents delivered electronically at no cost to the Optionee by contacting the Company by telephone or in writing. The Optionee further acknowledges that the Optionee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Optionee understands that the Optionee must provide the Company or any designated third party administrator with a paper copy of any documents if the Optionee’s attempted electronic delivery of such documents fails. The Optionee may revoke his or her consent to the electronic delivery of documents described in this Section or may change the electronic mail address to which such documents are to be delivered (if Optionee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by postal service or electronic mail. The Optionee understands that he or she is not required to consent to electronic delivery of documents described in this Section 17.

Section 18.     Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Section 19.     JURISDICTION, WAIVER OF JURY TRIAL. BY ENTERING INTO THIS AGREEMENT, THE COMPANY AND THE OPTIONEE IRREVOCABLY SUBMIT TO AND ACCEPT GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS LOCATED IN FULTON COUNTY, GEORGIA (OR IF FEDERAL JURISDICTION DOES NOT EXIST, IN THE STATE COURTS LOCATED THEREIN) AND ALL DISPUTES RELATING TO THIS AGREEMENT OR THE PLAN SHALL BE HEARD EXCLUSINVELY IN SUCH COURTS. THE COMPANY AND THE OPTIONEE HEREBY ACCEPT SERVICE OF PROCESS PURSUANT TO THE LAWS OF THE STATE OF GEORGIA AND THE RULES OF ITS COURTS, WAIVE ANY DEFENSE OF FORUM NON CONVENIENS AND AGREE TO BE BOUND BY ANY JUDGMENT RENDERED BY SUCH COURTS ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH, THIS AGREEMENT OR THE PLAN.

THE COMPANY AND THE OPTIONEE IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT OR THE PLAN.

Section 20.     Defined Terms/Construction. Capitalized terms used in this Agreement and not otherwise defined in this Agreement have the meanings ascribed to them in the Plan. Captions and titles contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

Section 21.     The Plan. The Optionee acknowledges having received a copy of the Plan. The Option is subject to all of the terms and provisions of the Plan, all of which are incorporated by reference. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

AVIRAGEN THERAPEUTICS, INC.

By:__________________________

Joseph Patti, Ph.D.

President & CEO

SCHEDULE A

Name of Optionee:	NAME

Option Number:	000XXX

Date of Grant:	GRANT DATE

Option Exercise Price:	$0.xx per share

Number of Shares Subject to Option:	20,000

The Option is designated as a Non-Qualified Option.

Vesting Type	Vesting Date or Event	# Vested Total
Annual	First anniversary of the grant date	100%

Expiration Date:     DATE

ANNEX 1

FORM OF ELECTION TO EXERCISE

(To be executed upon exercise of Option).

The undersigned elects to exercise the right pursuant to the stock option agreement between the undersigned and Aviragen Therapeutics, Inc. (the “Company”), dated as of _______________, 20_____ (the “Agreement”), to purchase _____ shares of the Company’s common stock, par value $0.10 per share (“Shares”).

Choose one or more of the following options:

_____	Cash payment for __________ Shares in the amount of $_____________.

_____

Payment for __________ Shares through a cashless exercise arrangement. The undersigned’s broker must forward to the Company the amount of cash necessary to purchase the Shares. Such broker will receive the Shares, and will forward the net proceeds of the cashless exercise to the undersigned.

The undersigned requests that certificates for the Shares be registered in the name of the undersigned.

Dated: _____________, 20____

__________________________

Optionee

__________________________

Social Security Number